Exhibit 99.1

For more information, contact: James M. Otterberg Chief Financial Officer (336) 316-5424

Unifi Announces Second Quarter 2015 Results

GREENSBORO, N.C., January 20, 2015 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the second quarter ended December 28, 2014. Net income for the December 2014 quarter was $9.4 million, or $0.52 per basic share, compared to net income of $6.4 million, or $0.34 per basic share, for the prior year quarter. Improved results for the Company’s global operations and a lower effective tax rate were partially offset by a decrease in earnings from the Company’s equity affiliates.

Other highlights for the December 2014 quarter included:

●	Higher sales volumes as compared to the prior year quarter due to increased demand for textured polyester yarn in the North and Central American regions and improvements in Brazil and China;
●	Gross profit improved to $23.3 million, or 14.3% of net sales, from $18.5 million, or 11.5% of net sales, for the prior year quarter;
●	Adjusted EBITDA of $16.2 million for the December 2014 quarter, an improvement from $12.6 million for the prior year quarter; and
●	The Company was added as a new constituent to the S&P SmallCap 600®.

Net sales increased $2.5 million, or 1.6%, to $163.1 million for the December 2014 quarter compared to net sales of $160.6 million for the prior year quarter. The year-over-year improvement in net sales is primarily attributable to improved volume in all three of the Company’s reportable segments, partially offset by devaluation of the Brazilian Real relative to the U.S. dollar.

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Unifi Announces Second Quarter 2015 Results – page 2

“We are very pleased with the year-over-year improvements to our business, which are being led by the continued success of our mix enrichment strategy, increased demand for textured polyester, and volume growth in our international business,” said Roger Berrier, President and Chief Operating Officer of Unifi. “The consumption of synthetic yarn continues to grow in the CAFTA region, particularly with incremental apparel programs moving into the region from Asia. We are addressing this opportunity by adding new texturing capacity in both the U.S. and El Salvador, which will become operational over the course of the second half of the fiscal year.”

Cash and cash equivalents of $17.9 million as of December 28, 2014, increased $2.0 million compared to $15.9 million as of June 29, 2014. Net debt at the end of the December 2014 quarter was $93.4 million, compared to $83.6 million at June 29, 2014. The Company had $60.9 million available under its revolver as of December 28, 2014, relatively unchanged compared to $61.1 million as of June 29, 2014.

Net income was $16.5 million, or $0.90 per basic share, for the six months ended December 28, 2014, compared to net income of $15.3 million, or $0.80 per basic share, for the prior year six-month period. Net sales increased $8.0 million, or 2.4%, to $337.3 million for the current year six-month period compared to net sales of $329.3 million for the prior year six-month period, primarily due to improved sales volume, partially offset by unfavorable currency translation in Brazil.

Bill Jasper, Chairman and CEO of Unifi, added: “The strength of our balance sheet will allow us to remain focused on our key growth-related initiatives throughout fiscal year 2015 and beyond, which includes making investments to increase our manufacturing flexibility to support the ongoing growth in our premium value-added products. Our ability to generate excess cash from operations, coupled with our strong borrowing capacity, permits us to evaluate new growth opportunities that are consistent with our corporate strategies, provide a high return on investment, and positively impact shareholder value.”

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Unifi Announces Second Quarter 2015 Results – page 3

The Company will provide additional commentary regarding its second quarter results and other developments during its earnings conference call on January 21, 2015, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/, will be available for replay approximately two hours after the live event, and will be archived for approximately twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the December 2014 quarter, will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements to Follow

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Unifi Announces Second Quarter 2015 Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	December 28, 2014	June 29, 2014
ASSETS
Cash and cash equivalents	$17,897	$15,907
Receivables, net	76,319	93,925
Inventories	115,703	113,370
Income taxes receivable	4,434	179
Deferred income taxes	1,928	1,794
Other current assets	5,496	6,052
Total current assets	221,777	231,227

Property, plant and equipment, net	124,328	123,802
Deferred income taxes	3,314	2,329
Intangible assets, net	6,372	7,394
Investments in unconsolidated affiliates	105,748	99,229
Other non-current assets	4,952	5,086
Total assets	$466,491	$469,067

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$41,853	$51,364
Accrued expenses	11,639	18,589
Income taxes payable	200	3,134
Current portion of long-term debt	13,353	7,215
Total current liabilities	67,045	80,302
Long-term debt	97,905	92,273
Other long-term liabilities	7,639	7,549
Deferred income taxes	5,809	2,205
Total liabilities	178,398	182,329
Commitments and contingencies

Common stock, $0.10 par value (500,000,000 shares authorized, 18,185,633 and 18,313,959 shares outstanding)	1,819	1,831
Capital in excess of par value	43,483	42,130
Retained earnings	258,367	245,673
Accumulated other comprehensive loss	(17,321)	(4,619)
Total Unifi, Inc. shareholders’ equity	286,348	285,015
Non-controlling interest	1,745	1,723
Total shareholders’ equity	288,093	286,738
Total liabilities and shareholders’ equity	$466,491	$469,067

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Unifi Announces Second Quarter 2015 Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net sales	$163,149	$160,617	$337,331	$329,286
Cost of sales	139,866	142,120	293,093	290,804
Gross profit	23,283	18,497	44,238	38,482
Selling, general and administrative expenses	12,584	11,491	23,870	21,605
Provision for bad debts	63	87	654	49
Other operating expense, net	702	1,145	2,163	2,769
Operating income	9,934	5,774	17,551	14,059
Interest income	(309)	(142)	(626)	(1,356)
Interest expense	1,209	903	2,028	2,155
Equity in earnings of unconsolidated affiliates	(3,281)	(5,122)	(7,002)	(11,245)
Income before income taxes	12,315	10,135	23,151	24,505
Provision for income taxes	3,193	3,924	7,354	9,675
Net income including non-controlling interest	9,122	6,211	15,797	14,830
Less: net (loss) attributable to non-controlling interest	(296)	(232)	(698)	(483)
Net income attributable to Unifi, Inc.	$9,418	$6,443	$16,495	$15,313

Net income attributable to Unifi, Inc. per common share:
Basic	$0.52	$0.34	$0.90	$0.80
Diluted	$0.50	$0.32	$0.88	$0.76

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Unifi Announces Second Quarter 2015 Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Six Months Ended
	December 28, 2014	December 29, 2013
Cash and cash equivalents at beginning of year	$15,907	$8,755
Operating activities:
Net income including non-controlling interest	15,797	14,830
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(7,002)	(11,245)
Distributions received from unconsolidated affiliates	—	3,059
Depreciation and amortization expense	8,986	8,625
Non-cash compensation expense, net	1,897	1,611
Excess tax benefit on stock-based compensation plans	(100)	(3,536)
Deferred income taxes	1,620	25
Other	48	1,751
Changes in assets and liabilities:
Receivables, net	14,239	19,829
Inventories	(7,005)	(1,609)
Other current assets and income taxes receivable	(4,330)	684
Accounts payable and accruals	(11,741)	(17,645)
Income taxes payable	(2,897)	3,137
Other non-current assets	53	4,714
Net cash provided by operating activities	9,565	24,230

Investing activities:
Capital expenditures	(13,442)	(9,431)
Proceeds from sale of assets	101	268
Proceeds from other investments	54	392
Other	(145)	(60)
Net cash used in investing activities	(13,432)	(8,831)

Financing activities:
Proceeds from revolving credit facility	79,400	72,700
Payments on revolving credit facility	(86,400)	(74,800)
Proceeds from term loan	22,000	7,200
Payment on term loan	(2,813)	—
Common stock repurchased and retired under publicly announced programs	(4,160)	(18,687)
Common stock tendered to the Company for withholding tax obligations and retired	—	(1,654)
Proceeds from stock option exercises	36	2,833
Excess tax benefit on stock-based compensation plans	100	3,536
Contributions from non-controlling interest	720	346
Other	(959)	(31)
Net cash provided by (used in) financing activities	7,924	(8,557)

Effect of exchange rate changes on cash and cash equivalents	(2,067)	(75)
Net increase in cash and cash equivalents	1,990	6,767
Cash and cash equivalents at end of period	$17,897	$15,522

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Unifi Announces Second Quarter 2015 Results – page 7

RECONCILIATIONS OF NET INCOME ATTRIBUTABLE TO UNIFI, INC. TO ADJUSTED EBITDA (Unaudited)

(amounts in thousands)

The reconciliations of Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Six Months Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net income attributable to Unifi, Inc.	$9,418	$6,443	$16,495	$15,313
Provision for income taxes	3,193	3,924	7,354	9,675
Interest expense, net	900	761	1,402	799
Depreciation and amortization expense	4,308	4,080	8,649	8,349
EBITDA	17,819	15,208	33,900	34,136

Non-cash compensation expense	1,272	1,197	1,897	1,611
Other	390	1,284	1,592	2,546
Adjusted EBITDA Including Equity Affiliates	19,481	17,689	37,389	38,293

Equity in earnings of unconsolidated affiliates	(3,281)	(5,122)	(7,002)	(11,245)
Adjusted EBITDA	$16,200	$12,567	$30,387	$27,048

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Unifi Announces Second Quarter 2015 Results – page 8

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures are Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA.

EBITDA represents net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, gains or losses on extinguishment of debt, loss on previously held equity interest, and certain other adjustments. Such other adjustments include operating expenses for Repreve Renewables, restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. The Company may, from time to time, change the items included within Adjusted EBITDA.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

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Unifi Announces Second Quarter 2015 Results – page 9

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA, you should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●     it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

●     it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

●     it does not reflect changes in, or cash requirements for, our working capital needs;

●     it does not reflect the cash requirements necessary to make payments on our debt;

●     it does not reflect our future requirements for capital expenditures or contractual commitments;

●     it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

●     other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Unifi Announces Second Quarter 2015 Results – page 10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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